UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2025

PEABODY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware			1-16463		13-4004153
(State or other jurisdiction of incorporation)			(Commission File Number)		(I.R.S. Employer Identification No.)

701 Market Street,	St. Louis,	Missouri			63101-1826
(Address of principal executive offices)					(Zip Code)

Registrant's telephone number, including area code:				(314)	342-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐			Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐			Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐			Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐			Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BTU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

James C. Grech, President and Chief Executive Officer of Peabody Energy Corporation (the “Company”), is approaching retirement eligibility. In connection therewith, the Board will transition its ongoing succession planning efforts to conduct an active search to identify Mr. Grech’s successor.

In connection with the transition, the Company and Mr. Grech entered into a Transition and Consulting Agreement (the “Transition Agreement”), effective as of December 17, 2025 (the “Effective Date”), pursuant to which the Company will retain Mr. Grech as CEO until May 15, 2028 (such date, the “Transition Date”). The Company expects that Mr. Grech will continue to serve as a member of the Board of Directors until the Transition Date, subject to the Company’s governing documents and annual director election process. Following the Transition Date, Mr. Grech will serve the Company in an advisory capacity until May 15, 2030 (such period, the “Consulting Period”).

Under the Transition Agreement, until the Transition Date, Mr. Grech will continue to receive his annual base salary, short-term cash incentives (subject to performance goals), and employee benefits, and remain eligible to receive long-term incentive awards in January 2026, January 2027 and January 2028. With respect to any long-term incentive awards received in January 2026, January 2027 and January 2028, vesting in such awards shall continue until the end of the Consulting Period, provided that he continues to provide the advisory services during such period in accordance with the terms of the Transition Agreement, such that Mr. Grech will be eligible to receive full vesting of his 2026 and 2027 time-based awards and performance-based long-term incentive awards – and partial vesting of his 2028 time-based awards and performance-based long-term incentive awards – to the extent that performance goals are achieved. During the Consulting Period, Mr. Grech will also be entitled to a consulting fee at the rate of $1,500,000 per year to provide customary consulting services to ensure a smooth leadership transition at the Company.

The entry into the Transition Agreement was part of the Board’s desire to retain Mr. Grech's services beyond his retirement eligibility and consistent with its succession planning activities and not the result of any disagreement between Mr. Grech and the Company on any matter relating to its operations, policies, or practices.

The foregoing description of the Transition Agreement is subject to and qualified in its entirety by reference to the full text of the Transition Agreement, which is attached as Exhibit 10.1 to this Report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Employment Transition Agreement, dated as of December 17, 2025, between Peabody Energy Corporation and James C. Grech.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

December 19, 2025	By: /s/ Scott T. Jarboe
Name: Scott T. Jarboe
Title: Chief Administrative Officer and Corporate Secretary

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